Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, James G. Gidwitz, the Chairman of the Board and Chief Executive Officer of Continental Materials Corporation (“Company”), hereby certify, pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350, of Chapter 63 of title 18 of the United States Code that to my knowledge:

(1)                                  The Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004, to which this statement is filed as an exhibit (“Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 1, 2004

	By:	/s/ James G. Gidwitz
James G. Gidwitz
Chairman of the Board and
Chief Executive Officer